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                                                                    Exhibit 99.1


                                               Contact:  Scott Meyerhoff
                                                         Chief Financial Officer
                                                         (770) 248-9600

           THE INTERCEPT GROUP, INC. ANNOUNCES AGREEMENT TO ACQUIRE
                      THE BANKERS BANK DEBIT CARD PROGRAM

NORCROSS, Ga. (May 1, 2000) - The InterCept Group, Inc. (Nasdaq: ICPT), a provider of fully integrated electronic products and services for community financial institutions, today announced that it has signed an agreement to acquire the debit card program of The Bankers Bank.

     John Collins, chairman and chief executive officer of The InterCept Group said, "We are very pleased to be announcing the acquisition of The Bankers Bank debit card program. InterCept has been The Bankers Bank debit card processor since the inception of their card program and this acquisition will allow us to expand in geographic areas beyond The Bankers Bank market area. In addition, we hope to offer debit card programs to the seven other Bankers Banks that we have strategic marketing agreements with. In tandem with this acquisition, we are also pleased to announce the future implementation of InterCept's Secure Debit Card processing program. This program will allow financial institutions to offer debit cards to customers with a minimum amount of risk. Using predictive software that provides neural network-based cardholder profiling, InterCept will offer customers protection against losses due to fraud. We believe the implementation of the secure debit program will allow us to increase the penetration rate across our customer base."

     "We are very excited to be partnering with InterCept in continuing to promote a debit card program", stated Bruce P. Leonard, The Bankers Bank president and chief executive officer. "Debit card usage and acceptance is on the rise among consumers and it is vital to the community banks we serve that they have access to the latest electronic products and services so they can remain competitive. We have had a long-term strategic marketing agreement with InterCept and we will continue to use this relationship to push the debit card program to our customer base of over 750 community financial institutions. Our partnership with InterCept continues to grow and strengthen in part because they deliver provocative, innovative products and services like the Secure Debit Program. To my knowledge, there is no other vendor in our service area who is offering a program that will provide real-time transaction scoring techniques for debit card fraud detection. This is a value added program for our customers and it will help them increase debit card activation, issuance and usage for their institutions."

     The Bankers Bank is a specially chartered correspondent bank based in Atlanta, Georgia with offices in Birmingham, Alabama, Charlotte, North Carolina, Nashville, Tennessee and Tampa, Florida. The Bankers Bank promotes and supports community financial institutions throughout the southeastern United States. The Bankers Bank is owned by 262 community financial institutions across seven states and is governed by a board of directors consisting of 16 community financial institution chairmen, presidents or CEOs and The Bankers Bank's president/CEO. Additional information about The Bankers Bank can found on their web site at www.bankersbank.com

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     The InterCept Group provides community financial institutions a single source for a variety of products and services including ATM/EFT processing, debit card programs, core banking software, data communications management, merchant portfolio management, equipment sales, check and document imaging, and bank-wide contingency planning. The InterCept Group also offers InterCept Switch, "The Surcharge-Free Network" and AccountFolio, a loan collateral management system for commercial and consumer loans. Each of these products and services helps community financial institutions remain competitive in today's marketplace. More information about The InterCept Group can be found on the Internet at www.intercept.net.
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     This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and
Section 21E of the Securities Exchange Act of 1934. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or expectations of the Company and its management with respect to, among other things: (1) the anticipated impact of certain events and circumstances; (2) trends affecting the Company; and (3) the Company's growth and operating strategies. The words "may," "will," "anticipate," "believe," "intend," "plans," "allows," "should," and "strategy" as well as similar expressions, are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of the Company's ability to achieve or maintain growth and execute its business strategy successfully; as a result of risks associated with the integration of the Company's recent acquisitions; risks associated with the ownership of a significant amount of Netzee, Inc.'s common stock; risks related to acquisitions and the integration of acquired assets and businesses; its dependence on new products and services; competition; and various other factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in InterCept's Registration Statement on Form S-3 (Registration No. 333-94511), as declared effective by the Securities and Exchange Commission on February 15, 2000.

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